DEFINITIVE PROXY STATEMENT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WEGENER CORPORATION

(Name of Registrant as Specified in Its Charter)

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WEGENER CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 31, 2012

To our stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of Wegener Corporation (“Wegener” or the “Company”), a Delaware corporation, which will be held at its home office at 11350 Technology Circle, Johns Creek, Georgia 30097, on January 31, 2012 at 9:00 a.m., Eastern Standard Time, for the following purposes:

1)
To elect two Class II directors to hold office until the 2015 annual meeting of stockholders or until their successors shall have been elected and qualified. The board of directors recommends that stockholders vote for its nominees.

2)
To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of the Company’s capital stock from 30,250,000 shares to 100,250,000 shares, and to increase the number of shares designated as common stock from 30,000,000 shares to 100,000,000 shares.  The board of directors recommends that stockholders vote for the amendment.

3)	To approve an advisory resolution on executive compensation. The board of directors recommends that stockholders vote for the approval of the advisory resolution on executive compensation.

4)
To consider ratification of the appointment of Habif, Arogeti & Wynne, LLP to serve as the independent registered public accounting firm for fiscal 2012.  The board of directors recommends that stockholders vote for the ratification of the appointment of Habif, Arogeti & Wynne, LLP.

5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Board of Directors has fixed December 2, 2011 as the record date for the determination of stockholders entitled to vote at the 2012 Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. The stock transfer records of Wegener Corporation will not be closed.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting of stockholders. As owners of Wegener your vote is important. Whether or not you are able to attend the 2012 Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors

/s/ James T. Traicoff
James T. Traicoff
Secretary

Johns Creek, Georgia
December 21, 2011

 WEGENER CORPORATION
11350 Technology Circle
Johns Creek, Georgia 30097

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on January 31, 2012

Unless the context indicates otherwise, all references in this proxy statement to “we,” “us” and “our” refer to Wegener Corporation and its subsidiary.

General

Our Board of Directors (the “Board”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”), which will take place on Tuesday, January 31, 2012 at 9:00 a.m. Eastern Standard Time at our home office located at 11350 Technology Circle, Johns Creek, Georgia 30097, and at any postponement or adjournment thereof.  We made these materials available to stockholders beginning on December 22, 2011. Our stockholders are invited to attend the 2012 Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by: (1) giving written notice of revocation to our Secretary; (2) executing a proxy bearing a later date; or (3) appearing at the 2012 Annual Meeting and voting in person.

Questions and Answers About the 2012 Annual Meeting of Stockholders

What is included in these materials?

These materials include:

• Our Proxy Statement for the 2012 Annual Meeting; and
• Our 2011 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the 2012 Annual Meeting.

What items will be voted on at the 2012 Annual Meeting?

There are four items that will be voted on at the 2012 Annual Meeting:

1)
The election of two Class II directors to hold office until the 2015 annual meeting of stockholders or until their successors shall have been elected and qualified. The Board recommends that stockholders vote for its nominees.

2)
To approve an amendment to the Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s capital stock from 30,250,000 shares to 100,250,000 shares, and to increase the number of shares designated as common stock from 30,000,000 shares to 100,000,000 shares.  The Board recommends that stockholders vote for the amendment to the Certificate of Incorporation.

3)	To approve the advisory resolution on executive compensation. The Board recommends that stockholders vote for the approval of the resolution on executive compensation.

4)
To consider ratification of the appointment of Habif, Arogeti & Wynne, LLP to serve as the independent registered public accounting firm for fiscal 2012.  The Board recommends that stockholders vote for the ratification of the appointment of Habif, Arogeti & Wynne, LLP.

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, proxies will be voted upon any such matters in accordance with the best judgment of the person or persons acting thereunder as to what is in the best interests of Wegener Corporation.

What are our Board of Directors’ voting recommendations?

Our Board recommends that you vote your shares for its nominees; for the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 100,000,000; for the approval, on an advisory basis, of the compensation of our named executive officers; and for the appointment of Habif, Arogeti & Wynne, LLP.  Unless otherwise specified, all shares represented by effective proxies will be voted for each of these four agenda items.

Who is entitled to vote at the 2012 Annual Meeting?

Holders of our outstanding shares of our common stock at the close of business on December 2, 2011 are entitled to notice of and to vote at the 2012 Annual Meeting. As of December 2, 2011, there were approximately 13,147,051 shares of common stock outstanding. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with Securities Transfer Corporation, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I did not specify how my shares are to be voted?” for additional information.

Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

• View our proxy materials for the 2012 Annual Meeting on the Internet; and

• Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How do I vote in person?

If you owned shares of our common stock as of the close of business on the record date, December 2, 2011, you may attend the 2012 Annual Meeting and vote in person. If you are not the record holder of your shares, please refer to the discussion following the question “What if I am not the record holder of my shares?” If you hold your shares in the name of a bank or broker, you will not be able to vote in person at the 2012 Annual Meeting, unless you have previously specially requested and obtained a “legal proxy” from your bank or broker and present it at the 2012 Annual Meeting.

How do I vote by proxy?

You may vote your proxy over the Internet or by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. To be able to vote your shares in accordance with your instructions at the 2012 Annual Meeting, we must receive your proxy as soon as possible but in any event prior to the 2012 Annual Meeting. If you hold your shares through a bank or brokerage firm, you may have the option to provide your voting instructions via the Internet or telephone. Please review the enclosed voting form to determine if these voting options are available to you.

 If I plan to attend the annual meeting, should I still submit a proxy?

Whether you plan to attend the 2012 Annual Meeting or not, we urge you to submit a proxy card. Returning the enclosed proxy card will not affect your right to attend the 2012 Annual Meeting and vote.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you hold your shares (i.e., they are registered) through a broker, bank or other nominee in “street name” but you do not provide the firm that holds your shares with your specific voting instructions, it will only be allowed to vote your shares on your behalf in its discretion on “routine” matters, but it cannot vote your shares in its discretion on your behalf on any “non-routine” matters. Please note that the applicable rules of the New York Stock Exchange, or the NYSE, that prescribe how brokers may vote your shares have recently changed. Under the applicable new rules of the NYSE, at the Annual Meeting, Proposal 1 relating to the election of Directors, Proposal 2 relating to an amendment to the Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 30,000,000 to 100,000,000 and Proposal 3 relating to the advisory resolution on the Company’s executive compensation are considered “non-routine” matters. Proposal 4 relating to the appointment of the Company’s independent registered public accounting firm for our fiscal year 2012 is considered a “routine” matter. Therefore, you must give specific instructions to your broker for your shares to be voted on Proposals 1, 2 and 3.  Under the rules of NYSE, your broker, bank or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 2 and 3.  However, your broker, bank or nominee does have discretion to vote your shares on routine matters such as Proposal 4.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, our representatives will vote your shares. Therefore, unless otherwise specified, all shares represented by effective proxies will be voted in accordance with the description on page 1 of this proxy statement. Submitting a proxy card will entitle our representatives to vote your shares in accordance with their discretion on matters not described in this proxy statement that may arise at the 2012 Annual Meeting.

Beneficial Owners. If you are a beneficial owner and you do not give specific instructions to your broker, bank or other nominee on how to vote your shares on your behalf with respect to Proposals 1, 2 and 3, prior to the 10th day prior to the Annual Meeting, your broker, bank or other nominee will have no discretionary authority to vote your shares on your behalf with respect to Proposals 1, 2 and 3.  Such “uninstructed” shares are commonly referred to as “broker non-votes”. With respect to Proposal 4, your broker will have discretionary authority to vote your uninstructed shares “for”, or “against”, or to “abstain” from voting, on the ratification of the appointment of the Company’s independent registered public accounting firm.

What are the effects of broker non-votes and abstentions?

Brokers, banks or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Abstentions and broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast or the approval of a majority of the votes present in person or represented by proxy and entitled to vote.  An abstention from voting by a stockholder on proposals other than the election of directors will have the same effect as a vote against such proposal.

What is the vote required for each proposal?

Each outstanding share of common stock entitled to vote is entitled to one vote upon each matter submitted to a vote at any meeting of stockholders. All elections of directors shall be determined by a plurality of the votes cast.  This means that the candidate who receives the most votes for a particular slot will be elected for that slot, whether or not the votes represent a majority. The amendment to our certificate of incorporation will be approved if a majority of the outstanding shares of our common stock entitled to vote on the proposal are voted in favor of it.  The ratification of auditors for fiscal 2012 will be approved if a quorum exists and the majority of the total votes cast on the proposal are voted in favor of it.  The resolution on executive compensation is advisory only, and thus does not have a voting requirement.  Except as otherwise required by law or by our certificate of incorporation, all other matters shall be determined by the vote of the holders of a majority of the voting power present in person or represented by proxy and entitled to vote on the subject matter.

Who pays the cost of soliciting proxies?

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited in person or by telephone by our directors, officers or regular employees who will not receive additional compensation for such services. We will also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.  Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse such persons for their reasonable expenses in doing so.

How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Do I receive appraisal rights?

Under the General Corporation Law of the State of Delaware, you are not entitled to dissenter’s rights with respect to any of the four agenda items, including without limitation the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 100,000,000.

How can I receive more information?

If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please contact our Chief Financial Officer, James T. Traicoff, at (770) 623-0096.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 2, 2011 with respect to ownership of our outstanding common stock by: (i) all persons known to us to beneficially own more than five percent of our outstanding common stock, including their addresses; (ii) each of our directors, director nominees and executive officers; and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the individual possesses sole voting and investment powers with respect to the shares shown.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Robert A. Placek	2,042,727	(2)	15.2%
C. Troy Woodbury, Jr.	673,834	(3)	5.0%
Phylis A. Eagle-Oldson	47,000	(4)	*
Jeffrey J. Haas	36,050	(5)	*
Stephen J. Lococo	1,067,873	(6)	8.1%
James T. Traicoff	208,724	(7)	1.6%
David E. Chymiak	1,115,845	(8)	8.5%
Footprints Asset Management & Research, Inc.	1,036,873	(9)	7.9%
All executive officers and directors as a group (6 persons)	4,076,208	(10)	29.4%

*	Less than 1% of outstanding shares.
(1)	Includes stock options currently exercisable or exercisable within 60 days of the record date.
(2)	Includes 29,267 shares held in a 401(k) plan and stock options to purchase 312,150 shares. Mr. Placek’s address is 11350 Technology Circle, Johns Creek, Ga. 30097.
(3)	Includes 22,759 shares held in a 401(k) plan and 214,575 shares subject to stock options.
(4)	Represents stock options to purchase common stock.
(5)	Includes 31,000 shares subject to stock options.
(6)
Mr. Lococo is deemed to be the indirect beneficial owner of these shares, which are owned of record by Footprints Asset Management & Research, Inc., referred to as FAMR, a registered Investment Advisor firm of which Mr. Lococo is the controlling shareholder, a director, and President and Portfolio Manager. See footnote (9) below. The number of shares shown includes approximately 169,885 shares held in an investment partnership of which Mr. Lococo is a partner and the assets of which are managed by FAMR. Includes 31,000 shares subject to stock options.

(7)	Includes 15,424 shares held in a 401(k) plan and 75,000 shares subject to stock options.
(8)
The information regarding Mr. Chymiak is based solely on a Schedule 13G/A dated October 13, 2003 filed by Mr. Chymiak with the Securities and Exchange Commission, referred to in this proxy statement as the SEC, on October 14, 2003. Mr. Chymiak’s address is 1605 E. Iola, Broken Arrow, Oklahoma 74102.

(9)
FAMR possesses sole voting and dispositive powers with respect to 1,036,873 shares, or 7.9% of our outstanding common stock. The address of FAMR’s principal business office is 11422 Miracle Hills Drive, Suite 208, Omaha, Nebraska 68154.

(10)	Includes 67,450 shares held in a 401(k) plan and 710,725 shares subject to stock options.

AGENDA ITEM ONE

ELECTION OF DIRECTORS

Our Board presently consists of five directors, elected to staggered three-year terms.

The terms of Jeffrey J. Haas and Robert A. Placek will expire at the upcoming 2012 Annual Meeting. Our Board, upon the recommendation of the independent corporate governance and nominating committee of our Board (the “Corporate Governance Committee”), has nominated Jeffrey J. Haas and Robert A. Placek for reelection as Class II directors, to serve for a term of three years expiring in January 2015. Unless otherwise directed, the proxies will be voted at the meeting for the election of the foregoing nominees or, in the event of any unforeseen contingency, for a different person as substitute. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

Jeffrey J. Haas, age 50, Class II director, has served as one of our directors since February 2006 and has served since May 2000 as Professor of Law at New York Law School. Mr. Haas previously taught at that school as an Associate Professor of Law from July 1996 to April 2000. His legal courses include corporate law (including corporate governance), securities regulation, mergers and acquisitions, mutual fund regulation, corporate finance and contract law. Prior to joining New York Law School, Professor Haas was in private legal practice with two national law firms. Professor Haas is a member of the board of trustees of American Independence Funds Trust, an open-end, management investment company registered under the Investment Company Act of 1940.

Robert A. Placek, age 73, Class II director, has served as one of our directors since 1987 and is the Chairman of our Board and a co-founder of the Company. He has previously served as our President and Chief Executive Officer from August 1987 to October 2009 and as our Chairman since May 1994. He also serves as Chairman of the Board of Directors of Wegener Communications, Inc., referred to in this proxy statement as WCI. His career spans over forty years in the satellite communications industry. Prior to co-founding the Company, Mr. Placek started and managed the Satellite Communications Product Line at Scientific Atlanta.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOREGOING NOMINEES.

The directors whose terms do not expire at the upcoming 2012 Annual Meeting are as follows:

C. Troy Woodbury, Jr., age 64, Class I director, was appointed President and CEO of the Company and WCI in October 2009.  He served as our Treasurer and Chief Financial Officer from June 1988 to October 2009 and as one of our directors since December 1989. He also served as Treasurer and Chief Financial Officer of WCI from September 1992 to October 2009, and as Senior Vice President of Finance from March 2002 to October 2009. Mr. Woodbury served as Executive Vice President of WCI from July 1995 to March 2002 and as Chief Operating Officer of WCI from September 1992 to June 1998. Prior to joining us in 1988, Mr. Woodbury served as Group Controller for Scientific-Atlanta, Inc. from March 1975 to June 1988.  His term of office expires in January 2014.

Phylis A. Eagle-Oldson, age 62, Class I director, has served as one of our directors since January 2004. Since 1999, Ms. Eagle-Oldson has served as President and Chief Executive Officer of the Emma L. Bowen Foundation, a media industry-sponsored initiative to develop diversity within the telecommunications industry. From 1980 to 1999, Ms. Eagle-Oldson was employed by National Cable and Telecommunications Association, serving as its Vice President, Administration and Finance from 1985 to 1999.  Her term of office expires in January 2014.

Stephen J. Lococo, age 55, Class III director, has served as one of our directors since December 2006. Since 2003, Mr. Lococo has been the controlling shareholder, a director and President and Portfolio Manager of Footprints Asset Management & Research, Inc., a registered Investment Advisor firm based in Omaha, Nebraska. From 2002 to 2003, Mr. Lococo served as a Registered Investment Executive with Smith Hayes Financial, and from 1990 to 2002, Mr. Lococo served as a Registered Investment Executive with Kirkpatrick Pettis, both also registered Investment Advisor firms. Mr. Lococo also serves on the credit committee of Acceptance Insurance Companies.  His term expires in January 2013.

Director Qualifications

Our Corporate Governance Committee and the Board believe that the above-mentioned attributes of our directors and director nominees, along with the leadership skills and other experiences of our Board members described in the table below, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Jeffrey J. Haas	• Interdisciplinary knowledge and experience in contract law, securities regulation, corporate law and governance, corporate finance, and mergers and acquisitions.

• Legal experience gained by working at two prominent national law firms.

• Thirteen years of outside board experience at the HSBC family of mutual funds and the American Independence family of mutual funds.

• Almost six years of board experience on the Company’s board and various Board committees.

Robert A. Placek	• Extensive executive level experience with over 30 years experience at the Company, serving as President and Chief Executive Officer for over twenty years.

• Over twenty years of board experience on the Company’s board including Chairman of the Board experience from 1995 to present.

• Over forty years experience in the satellite communications industry.

C. Troy Woodbury, Jr.
•  Extensive financial and operating experience with over twenty years experience at the Company serving as Treasurer and Chief Financial Officer for over twenty years and Chief Operating officer for over five years.

• Over twenty years of board experience on the Company’s board.

• Prior satellite communications industry experience serving as Internal Audit Manager and Group Controller.

• Certified Public Accountant, with over four years public accounting experience.

Phylis A. Eagle-Oldson	• Over ten years of executive level experience serving as President and Chief Executive Officer of a private foundation serving the telecommunications industry.

• Over fifteen years of experience at a cable and telecommunications industry trade association including over fifteen years of financial experience as Vice President of Administration and Finance.

• Seven years of board experience on the Company’s board and including serving as financial expert and Chair of the Company’s Audit Committee.

Stephen J. Lococo	• Extensive investment and finance experience serving as President and Portfolio Manager and Director of a registered Investment Advisor firm.

• Outside committee level experience serving on credit committee of Accepted Insurance Companies.

• Almost five years of board experience on the Company’s board and various Board committees.

Other than the understanding of the nominees that they will serve as our directors when elected, there are no arrangements or understandings between any director and any other person with regard to the nomination or election of such director, any future employment by us or our affiliates or with respect to any future transactions to which us or any of our affiliates may be a party.

Other than any interest that exists by virtue of (1) any position(s) he or she may hold with us or our affiliates as described in this proxy statement, and (2) his or her status as one of our stockholders, no director has any interest, direct or indirect, in the matters to be acted upon at the 2012 Annual Meeting.

AGENDA ITEM TWO

PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S CAPITAL STOCK FROM 30,250,000 SHARES TO 100,250,000 SHARES, AND TO INCREASE THE NUMBER OF SHARES DESIGNATED AS COMMON STOCK FROM 30,000,000 SHARES TO 100,000,000 SHARES

Overview

At the 2012 Annual Meeting, Wegener’s stockholders will be asked to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock from 30,250,000 shares to 100,250,000 shares, and to increase the number of shares designated as common stock from 30,000,000 shares to 100,000,000 shares.  On December 1, 2011, our Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at the 2012 Annual Meeting.

Our Board of Directors determined that the amendment is in our best interest and in the best interest of our stockholders and unanimously recommends approval by the stockholders.  If the proposed amendment is approved by the stockholders, the Company intends to file with the Secretary of State of the State of Delaware a certificate of amendment to our Certificate of Incorporation reflecting such amendment as soon as practicable following stockholder approval.

Our certificate of incorporation currently authorizes the issuance of up to 30,000,000 shares of common stock, par value $.01 per share.  Of the 30,000,000 shares of common stock currently authorized, as of the close of business on September 2, 2011, there were 13,147,051 shares of common stock issued and outstanding.  Each additional share of common stock will have the same rights and privileges as each share of currently authorized common stock.  Stockholders do not have pre emptive rights with respect to the issuance of additional shares of common stock.  We currently have no arrangements, commitments or understanding with respect to the sale or issuance of any additional shares of common stock, except in connection with options outstanding and future grants under the 2010 and 2011 Incentive Plans.

The text of the form of proposed amendment to Wegener’s Certificate of Incorporation is attached to this proxy statement as Appendix A.

Reasons for Authorizing the Company to Issue Additional Shares of Common Stock

The Board believes that it is desirable for the Company to increase the number of authorized shares of common stock from 30,000,000 to 100,000,000, and that this resolution should be approved by stockholders for a number of reasons, including:

Added Liquidity for Corporate Financing.  The availability of additional shares of common stock would allow the Company a source of liquidity for any potential future financing requirements.  Given the depressed market price of our common stock, we expect that any potential financings would require us to reserve and/or issue a significant amount of common stock.  Although we have no current commitments or transactions that require the issuance of common stock, an increase in our authorized common stock would provide us with greater flexibility in considering and planning future business needs.

Ability to Compensate Consultants on a Non-Cash Basis.  The Company would be positioned to offer consultants and advisors shares of common stock in compensation for their services, thereby preserving cash for operations and other debt service.

Ability to Use for Acquisitions or Mergers.  In the event the Company identifies an attractive acquisition or merger candidate, the Company would have added flexibility to explore and examine various strategic and financial alternatives which could include transactions in which we would need to issue additional shares of common stock.

Added Flexibility to Existing Authorized Preferred Stock.  The authorization of additional shares of common stock would allow the Company greater flexibility in setting terms and conditions of any potential issuance of preferred stock with common stock conversion or exchange provisions.

To Exchange for Outstanding Debt Securities.  The availability of additional shares of common stock could allow the Company to seek to reduce or restructure debt in exchange for common stock.

Other Corporate Purposes.  The additional shares of common stock will be available for issuance by the Board of Directors for other corporate purposes, including without limitation, stock splits, stock dividends and grants under employee stock incentive plans.

Effects and Risks of the Authorization of Additional Common Shares and Additional Anti-takeover Consideration

The issuance of any additional common shares would have a dilutive effect on the voting power of existing shareholders, as each newly-issued share will also have one vote.  The availability of additional free-trading shares could also have a direct impact on the price of the Company’s securities.

The additional shares of common stock that would become available for issuance if the proposal is adopted could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company.    For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors.  Although this proposal to increase the authorized number of shares designated as common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Required Vote and Recommendation of the Board of Directors

Approval and adoption of an amendment to Wegener’s Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock from 30,250,000 shares to 100,250,000 shares, and to increase the number of shares designated as common stock from 30,000,000 shares to 100,000,000 shares requires the affirmative vote of at least a majority of the Company’s issued and outstanding shares of common stock.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, you are not entitled to dissenter’s rights with respect to the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock from 30,250,000 shares to 100,250,000 shares, and to increase the number of shares designated as common stock from 30,000,000 shares to 100,000,000 shares.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S CAPITAL STOCK FROM 30,250,000 SHARES TO 100,250,000 SHARES, AND TO INCREASE THE NUMBER OF SHARES DESIGNATED AS COMMON STOCK FROM 30,000,000 SHARES TO 100,000,000 SHARES.

AGENDA ITEM THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking stockholders to approve an advisory resolution on the Company's executive compensation as reported in this Proxy Statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation structure is designed to attract, motivate, and retain our named executive officers, who are critical to our success. This structure is calculated to compensate our named executive officers for their contributions to our growth and profitability and enhancement of stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Incentive Plan Committee (“Compensation Committee”) or our board of directors. Our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESOLUTION ON EXECUTIVE COMPENSATION.

AGENDA ITEM FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Habif, Arogeti & Wynne, LLP (“Habif, Arogeti & Wynne”) to serve as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2012. Habif, Arogeti & Wynne has audited the Company's financial statements beginning with the fiscal year ended September 2, 2011.

A representative of Habif, Arogeti & Wynne is expected to be present at the 2012 Annual Meeting to respond to stockholders’ questions and will have an opportunity to make any statements they consider appropriate.

Stockholder ratification of this appointment is not required. Management has submitted this matter to the stockholders because it believes, as a matter of good corporate governance, the stockholders’ views on the matter should be considered.  If the proposal is not approved, the Audit Committee may reconsider the appointment.

Principal Accountant Fees and Services. The following is a summary of the fees and expenses billed to us by Habif, Arogeti & Wynne for the fiscal year ended September 2, 2011; and by Habif, Arogeti & Wynne and predecessor BDO USA, for the fiscal year ended September 3, 2010, for professional services rendered, all of which were approved by our Audit Committee:

Fee Category	Fiscal 2011 Fees	Fiscal 2010 Fees*
Audit Fees	$138,168	$204,236
Audit-Related Fees	—	—
Tax Fees	14,438	13,750
All Other Fees	—	—
Total Fees	$144,406	$217,986

*Included in the fiscal 2010 audit fees total was $67,500 billed by BDO USA.

Audit Fees. Consists of fees billed for professional services rendered for the annual audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. None.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees. None.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has developed a pre-approval policy for the audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The pre-approval policy is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required periodically to report to our Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. Our Audit Committee can also pre-approve particular services on a case-by-case basis.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF HABIF, AROGETI & WYNNE, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2012.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

Our Board held three meetings during the fiscal year ended September 2, 2011. During fiscal 2011, each director attended at least 75% of all meetings of our Board and committee(s) on which he or she served.

Director Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy with regard to directors’ attendance at annual meetings, it is our practice historically to hold a meeting of our Board on the same day as each year’s annual meeting of stockholders, and therefore our directors generally attend the annual meeting of stockholders. All of our directors attended the 2011 annual meeting of stockholders, except for Mr. Robert A. Placek and Mr. Jeffrey J. Haas.

Involvement in Certain Legal Proceedings

None of our directors, director nominees, executive officers, or control persons has, within the past ten (10) years, been (i) placed in bankruptcy or receivership, (ii) the subject of a criminal proceeding, (iii) the subject of any order, judgment, or decree permanently or temporarily enjoining, suspending, sanctioning or otherwise restricting him or her from engaging in any business practice, including, without limitation, any practice licensed by or registered with any securities or commodities commission; or (iv) found by any court or regulatory authority to have been in violation of any securities or commodities law or regulation or any law or regulation affecting financial institutions.

Board Independence

Our Board presently consists of five members.  Our bylaws provide that the number of members of our Board may be set from time to time by resolution of our Board, consistent with our Certificate of Incorporation. Our Board has determined that Ms. Eagle-Oldson and Messrs.  Haas and Lococo had no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals are independent as defined by the rules of The Nasdaq Stock Market, referred to in this proxy statement as NASDAQ.   Although our common stock no longer qualifies for listing on The Nasdaq Stock Market, the Board of Directors and its committees intend to comply with such rules as they relate to the independence of directors.

Risk Oversight

Responsibility for risk oversight rests with our full Board of Directors. Committees help the Board carry out this responsibility by focusing on specific key areas of risk inherent in our business.

•
The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems.

•	The Corporate Governance Committee oversees risks associated with corporate governance, including Board structure and director succession planning.

•
The Compensation Committee helps ensure that the Corporation’s compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward excessive risk-taking by our executives.

The Board receives regular updates from the committees about their activities in this regard and at least annually participates in reviews with management addressing the progress of significant projects and operational activities. Updates are measured against benchmark expectations, all of which reflect identified risk factors and the impact of those identified risks on expected outcomes and results.

Board Leadership Structure

The Company’s bylaws currently require that our Board appoint a lead director from our independent members of the Board.  Mr. Jeffrey J. Haas was appointed lead director effective June 3, 2011, succeeding Thomas G. Elliot who served as our lead director until his resignation on June 3, 2011.    In addition, the Company’s bylaws provide for the positions of Chairman of the Board and Chief Executive Officer. The Board believes the interests of all shareholders are best served at the present time through a leadership model that does not combine the Chairman and CEO positions.  Accordingly, Robert A. Placek is the Chairman of the Company while C. Troy Woodbury, Jr. is our CEO.  The Board believes that having both a lead director and a Chairman who is not also CEO provides an appropriate counterbalance to the power and authority that naturally accompanies any CEO position, including ours.

Our lead director is a Professor of Law at New York Law School and has approximately six years of experience on the Company’s Board and various Board committees and thirteen years of other outside board experience.  Our Chairman has extensive executive level experience, with over 30 years experience at the Company, having served as our President and Chief Executive Officer for over twenty years.  He also has served on the Company’s Board for over twenty years, and has been Chairman of the Board since 1995.  He has over forty years experience in the satellite communications industry.

Our CEO possesses an in-depth knowledge of the Company, its integrated, multinational operations, the evolving telecommunications industry, and the array of challenges to be faced, gained through over twenty years of successful experience in progressively more senior positions, including as Chief Financial Officer of the Company for over twenty years.  The Board believes that these experiences and other insights put our CEO in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to our shareholders.

Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.

Three of the Company’s five directors are independent directors.  Only our CEO and Chairman are not. Importantly, 100 percent of the Audit, Corporate Governance, and Compensation Committees are independent. Each independent director has access to the CEO and other Company executives on request; may call meetings of the independent directors; and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

Stockholder Communications with the Board of Directors

Our Board has implemented a process for stockholders to send communications to the Board. Any stockholder desiring to communicate with our Board, or with specific individual directors, may do so by writing to our Secretary at 11350 Technology Circle, Johns Creek, Georgia 30097. Our Secretary shall promptly forward all such communications to the Board or such individual directors.

Committees of the Board of Directors

Our Board has a standing Audit Committee, a standing corporate governance and nominating committee, and a standing compensation and incentive plan committee.

Audit Committee

Our Audit Committee is composed of Ms. Eagle-Oldson, Chairperson, and Messrs. Lococo and Haas, and held four meetings during the fiscal year ended September 2, 2011. The members of our Audit Committee are independent, as such term is defined by NASDAQ rules. The function of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements, and to perform such other functions as described in our Audit Committee charter. Our Audit Committee considers the scope, approach, effectiveness and recommendations of the audit performed by the independent registered public accountants; determines and prescribes limits upon the types of non-audit professional services that may be provided by the independent accountants without adverse effect on the independence of such accountants; recommends the appointment of independent registered public accountants; and considers significant accounting methods adopted or proposed to be adopted.

Our Board has determined that Phylis Eagle-Oldson qualifies as an “Audit Committee financial expert,” as such term is defined by the SEC. Ms. Eagle-Oldson is “independent” as that term is defined under the rules of NASDAQ. Our Board has also determined that each current member of our Audit Committee has past employment experience or background which results in such individual’s financial sophistication as required by NASDAQ, including, but not limited to, the ability to understand generally accepted accounting principles, which is referred to in this proxy statement as GAAP, financial statements and internal controls and procedures, as well as the ability to assess the general application of GAAP. Each member of our Audit Committee understands Audit Committee functions, and our Board believes that the members of our Audit Committee possess the requisite knowledge and experience to adequately perform their duties under our Audit Committee charter.

Our Board has adopted a written charter for our Audit Committee, a copy of which is posted on our website at www.wegener.com.

Corporate Governance and Nominating Committee

Our Corporate Governance Committee is composed of Messrs. Haas and Lococo, and held one meeting during the fiscal year ended September 2, 2011. The members of our Corporate Governance Committee are independent, as such term is defined by Nasdaq rules. The initial charge to the committee by our Board was to review and make recommendations to our board regarding our stockholder rights agreement. Our Board has approved and delegated the following additional authorities and responsibilities to the Corporate Governance Committee, which include, but are not limited to:

(1) to lead the search for individuals qualified to become members of our Board and to recommend director nominees to be presented at the annual meeting of stockholders;

(2) to review our Board’s committee structure and to make recommendations to our Board with respect to committee structure and the composition of the committees;

(3) to develop and recommend to our Board a set of corporate governance guidelines to be reviewed by the committee not less frequently than annually;

(4) to review periodically our bylaws and recommend any changes thereto;

(5) to develop and make recommendations to our Board regarding an annual board of directors self-evaluation process;

(6) to review on an annual basis director compensation for service on our Board and committees; and

(7) in its discretion, to retain any outside professional person or firm to assist the committee in carrying out its duties and responsibilities. See also “Nomination of Directors.”

Compensation and Incentive Plan Committee

Our Compensation Committee is composed of Mr. Haas, Chairman, Ms. Eagle-Oldson and Mr. Lococo, and held two meetings during the fiscal year ended September 2, 2011. The functions of our Compensation Committee are: to consider and approve, or make recommendations to our Board with respect to, compensation arrangements for our senior management and the adoption of any benefit plans in which officers and directors are eligible to participate; and to recommend the key employees who received awards under our 2010 and 2011 Incentive Plans, the award amount or number of shares of stock to be granted, and the terms and conditions of each award. See also “Executive Compensation – Compensation Discussion and Analysis – Role of Compensation Committee.”

Our Board has adopted a written charter for our Compensation Committee, a copy of which is posted on our website at www.wegener.com.

Nomination of Directors

Criteria for Nomination to the Board of Directors and Diversity

Our Board has appointed a separately constituted Corporate Governance Committee and has adopted corporate governance guidelines recommended by the committee. The committee does not presently have a charter, but will follow and be responsible for implementation of most of the guidelines. The guidelines have been posted on our website. See also “Corporate Governance and Nominating Committee” for a description of the committee’s duties and responsibilities. Our Corporate Governance Committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from our directors and officers. The Corporate Governance Committee considers director nominees for election to our Board and makes nominee recommendations to our Board. Generally, director nominees shall be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful business experience and an understanding and appreciation of the major business issues facing us. In addition, our corporate governance guidelines and the qualification criteria adopted by the Board specify that the corporate governance and nominating committee should consider the value of diversity on our Board in the director nominee identification and nomination process. Accordingly, the Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. Absent special circumstances, upon the recommendation of the Committee, our Board will continue to nominate qualified incumbent directors whom the directors believe will continue to make important contributions to our Board.

Our Corporate Governance Committee will consider for possible nomination qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified nominee for consideration shall submit complete information as to the identity and qualifications of that person to our Secretary at 11350 Technology Circle, Johns Creek, Georgia 30097. Our bylaws provide that no nomination submitted by a stockholder will be submitted to a stockholder vote at an annual meeting unless our Secretary has received written notice of the nomination on or prior to the date which is 60 days prior to the first anniversary of the date on which we first mailed proxy materials for the prior year’s annual meeting. Such notice must include the following:

(1) the name and address of the nominating stockholder;

(2) a representation that the stockholder is one of our stockholders and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by our Board;

(4) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(5) the written consent of each nominee to serve as one of our directors if so elected; and

(6) such other information as may be required by applicable law or regulation.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of the members of our Compensation Committee is or has been one of our officers or employees. There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be disclosed in this proxy statement.

Code of Ethics

We have adopted a code of business conduct and ethics which is applicable to all of our directors, officers and employees and the directors, officers and employees of our subsidiaries. A copy of our code of business conduct and ethics has been filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended August 29, 2003 and such code is posted on our website at www.wegener.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To the our knowledge, based solely on a review of copies of such reports furnished to us and representations that no other reports were required, during fiscal 2011, all Section 16(a) filing requirements were complied with by its officers, directors and greater than 10% stockholders.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

Our compensation program for our named executive officers is designed to achieve the following objectives:

•	reward executive officers for their contributions to our growth and profitability and enhancement of stockholder value;

•	recognize individual initiative, leadership and achievement; and

•	provide competitive compensation that will attract and retain qualified executives.

Role of Compensation and Incentive Plan Committee

Our Compensation Committee operates under a written charter adopted by our Board. Our Compensation Committee has several duties and responsibilities, including the following:

•
establish a compensation policy for executives designed to (i) enhance the profitability of the Company and increase stockholder value, (ii) reward executive officers for their contribution to the Company’s profitability and for increases in stockholder value, (iii) recognize individual initiative, leadership, achievement, and other contributions and (iv) provide competitive compensation that will attract and retain qualified executives;

•	review competitive practices and trends to determine the adequacy of our executive compensation program;

•	review and consider participation and eligibility in the various components of the total executive compensation package;

•
annually review and approve corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate our Chief Executive Officer’s performance and recommend to our Board the Chief Executive Officer’s compensation based on such evaluation;

•	annually review and make recommendations to our Board with respect to the compensation of other executive officers and directors;

•	approve employment contracts, change in control provisions and other agreements;

•	approve and administer cash incentives and similar compensation plans for executives, and oversee performance objectives and the funding for executive incentive plans;

•	review matters relating to management succession;

•
make recommendations for board of director approval with respect to incentive compensation plans and equity-based incentive plans, and administer such plans by establishing policies and criteria for granting awards, and reviewing and approving the grants of awards in accordance with such policies and criteria;

•	if appropriate, hire experts in the field of executive compensation to assist the committee with its evaluation of director, Chief Executive Officer or senior executive compensation;

•	prepare annual reports for our proxy statement;

•	periodically review executive supplementary benefits; and

•	periodically review and assess as necessary the adequacy of the committee’s charter and recommend any proposed changes to our Board for approval.

The Committee annually determines whether the Company’s compensation policies and practices could result in inappropriate risk-taking. Based on its assessment, the Committee does not believe that the Company’s compensation policies and practices create any material adverse risks for the Company.

For additional information on the duties and responsibilities of our Compensation Committee, see our Compensation Committee charter available on our website at www.wegener.com.

Compensation Process

Our present Compensation Committee will review and administer our compensation program for our named executive officers. As part of that process, our Compensation Committee will review competitive practices and trends to determine the adequacy of our executive compensation program. Our Compensation Committee will also annually review and approve corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate our Chief Executive Officer’s performance in light of those goals and objectives, and recommend to our Board the Chief Executive Officer’s compensation based on that evaluation. For our other named executive officers, our Compensation Committee will annually review and make recommendations to our Board with respect to compensation.

During the 2011 fiscal year, our Compensation Committee held two meetings. The compensation paid to our named executive officers did not change during fiscal years 2011, 2010 and 2009.  In the 2008 fiscal year, our Compensation Committee granted a base salary increase to C. Troy Woodbury, Jr. During the 2006 and 2007 fiscal years, our Compensation Committee did not hold any meetings; therefore, the compensation paid to our named executive officers did not change during those fiscal years. On December 6, 2010, awards were granted pursuant to the 2010 Incentive Plan. See the discussion contained below in the “Summary of Compensation Table for Fiscal 2009 and 2010” section. Prior to the fiscal 2011 awards, our named executive officers had not received stock options during the prior four fiscal years and have never received more than minimal year-end bonuses.

Total Compensation and Components of Compensation

Total compensation for our named executive officers primarily consists of (1) an annual base salary, (2) a discretionary annual cash bonus, and (3) incentive awards under our incentive plan. We also provide our named executive officers with minimal perquisites and personal benefits. In addition, we ceased making contributions to the 401(k) plan accounts of our named executive officers during the fourth quarter of fiscal 2009, but continue to provide them with the ability to contribute a portion of their earnings to our 401(k) plan. Our 401(k) plan is available generally to all of our employees.

We believe that the appropriate level of compensation is a combination of what is competitive in the market and what is appropriate for the individual employee. The performance of each of our named executive officers is reviewed by our Compensation Committee in light of our overall company performance and our prospects. Our Compensation Committee also reviews the components of our named executive officers’ compensation, including salary, bonus, equity incentive compensation, unrealized stock option gains (if any), the dollar value to our named executive officers of any perquisites, payments on behalf of our named executive officers under our 401(k) plan and potential obligations under the retention agreements, to determine whether the level of total compensation and the mix of the components of compensation are aligned with our compensation objectives.

Our Compensation Committee does not assign relative weights to factors considered in setting total compensation, but rather considers all factors as a whole. In addition, there is not a pre-established target for the allocation between either cash and non-cash compensation or short-term and long-term incentive compensation. Our future compensation policies will be developed in light of our profitability and with the goal of rewarding members of management for their contributions to our success.

Base Salary

The base salaries for our named executive officers have been set at levels intended to be competitive with comparable companies in the satellite telecommunications industry. Since it is the most significant portion of compensation paid to our named executive officers, the base salaries must be sufficient to attract and retain qualified executives. In the past, our Compensation Committee and Board reviewed benchmark data for compensation and employee benefit programs contained in Culpepper™ Compensation and Benefits Surveys, as published by Culpepper and Associates, Inc. Culpepper and Associates produces compensation surveys with data on a full range of employment positions in information technology, technology and life science organizations. Our Compensation Committee and Board reviewed surveys which encompassed companies of comparable size and revenue ranges operating in the Southeastern United States. The information reviewed indicated that the compensation levels of our named executive officers are within the lower range of compensation paid by comparable situated companies.

Annual base salary adjustments are based on the executive officer’s performance, which is the primary factor, as well as our overall performance, and the executive officer’s experience, skills and responsibility. In fiscal 2008, our Compensation Committee granted a base salary increase of 7.3% to C. Troy Woodbury, Jr. No changes were made in the base salaries paid to our named executive officers in fiscal years 2011, 2010, 2009, 2007 and 2006.

Bonus

We currently do not have a cash incentive bonus program. Based on our overall company performance during the past few years, our named executive officers have received only minimal year-end holiday bonuses which were identical to the bonuses paid to all of our other employees. However, no bonuses were paid in December 2010 and 2009.  In the future, cash incentive bonuses will be subject to our Compensation Committee’s determination to recommend bonuses to our Board, if deemed appropriate by the committee.

Long-Term Incentive Compensation

Although we primarily rely on cash compensation to reward and retain our named executive officers, we do occasionally use equity-based incentives to provide long-term incentives and rewards. Our long-term incentive plan is designed to motivate and reward our named executive officers for enhancing our profitability and increasing our stockholder value. Generally, we believe that providing executive officers with the opportunity to acquire stakes in our growth and prosperity through grants of equity should enable us to attract and retain executives with superior management abilities that are essential to our future success. Historically when such awards were granted, we typically utilized our 1998 Incentive Plan. The 2010 and 2011 Incentive Plans will be utilized to grant any future long-term incentive awards.  Awards have historically been made at the discretion of our Compensation Committee based on our overall company performance and individual performance. There have been no awards of stock options or common stock to any of our named executive officers since fiscal 2005 through fiscal 2010.  On December 6, 2010, awards were granted pursuant to the 2010 Incentive Plan. See the discussion contained below in the “Summary of Compensation Table for Fiscal 2010 and 2011” section.

Perquisites and Personal Benefits

Our named executive officers receive additional compensation that consists of automobile allowances. See “Executive Compensation – Summary Compensation Table for Fiscal 2010 and 2011” for the aggregate incremental cost to us during fiscal 2011 of such benefits.

Retention Agreements

We have entered into retention agreements with two of our named executive officers pursuant to which they will be entitled to receive specified severance payments in the event of a change of control of our company and the occurrence of certain other conditions specified in the agreements. See the section entitled “Retention Agreements” for a discussion of the terms of the retention agreements. We believe that the retention agreements are necessary to maintain stability among our executive group and that the terms of the agreements are reasonable.

Equity Ownership Guidelines

We have an ownership philosophy, rather than a formal policy, regarding equity ownership by our named executive officers. The objectives of our philosophy are to instill an ownership mindset among our executive officers and to align the interests of our executive officers with the interests of our stockholders.

Deductibility of Executive Compensation

As part of its role, our Compensation Committee will review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. It is our Compensation Committee’s policy that the compensation paid to executive officers qualifies for deductibility under Section 162(m). Due to the modest levels and types of compensation paid to our named executive officers, the deductibility of executive compensation under Section 162(m) has not been a material consideration for our Compensation Committee to date.

Accounting for Share-Based Compensation

Share-based compensation awards are valued in accordance with Financial Standards Accounting Board ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”) Assumptions used in the calculation of these amounts are included in Note 11 Share-Based Compensation Plans to our fiscal year 2011 consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on December 1, 2011. See the discussions contained below in the “Summary of Compensation Table for Fiscal 2010 and 2011” and “Director Compensation Table” sections related to awards granted December 6, 2010.

Summary Compensation Table for Fiscal 2010 and 2011

The following table provides certain information for the fiscal years ended September 2, 2011 and September 3, 2010, concerning compensation earned for services rendered in all capacities by our principal executive officer, principal financial officer and other executive officers during the fiscal years ended September 2, 2011 and September 3, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert A. Placek(2),	2011	89,539	—	—	1,750	—	—	899	92,188
Chairman of the Board	2010	98,703	—	—	—	—	—	899	99,602

C. Troy Woodbury, Jr. (2),	2011	129,532	24,939	50,000	7,300	—	—	875	212,646
President and Chief	2010	129,532	—	—	—	—	—	1,333	130,865
Executive Officer

James T. Traicoff (2),	2011	91,910	7,875	12,500	5,475	—	—	—	117,760
Chief Financial Officer and	2010	91,910	—	—	—	—	—	—	91,910
Treasurer

(1)
Represents use of company automobile as follows: For 2011 – Robert Placek, $899 for the use of Company automobile; C. Troy Woodbury, $875 for use of Company automobile.  For 2010 – Robert Placek, $899 for the use of Company automobile; C. Troy Woodbury, $1,333 for use of Company automobile.

(2)
Effective October 9, 2009, C. Troy Woodbury, Jr. replaced Robert A. Placek as President and Chief Executive Officer of Wegener Corporation and WCI.  Mr. Placek remains Chairman of the Board of Wegener Corporation and WCI.  On that same date, James T. Traicoff was appointed Chief Financial Officer and Treasurer of Wegener Corporation.

The salary amounts for fiscal 2011 and 2010 reflect a company-wide reduction in paid working hours by approximately 10% which began in January 2009. Current annual base salaries in effect are as follows: Robert A. Placek- $89,539; C. Troy Woodbury, Jr.- $143,924; and James T. Traicoff- $102,122.

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code.

On December 6, 2010, pursuant to the 2010 Incentive Plan, the Compensation Committee authorized the issuance to all eligible employees of the Company, including three named executive officers, common stock options to purchase an aggregate of 563,700 shares of common stock and issued equally to the four non-employee members of the Board common stock options to purchase an aggregate of 100,000 shares of common stock. The stock options are exercisable at an exercise price of $0.125 and in the case of one named executive officer, at an exercise price of $0.1375. The options vest upon issuance and expire five years from the date of issuance. In addition, 500,000 shares of restricted common stock were granted to two executive officers.  C. Troy Woodbury Jr., Chief Executive Officer, was issued 400,000 shares of restricted common stock and granted a stock option for 100,000 shares of common stock at the exercise price of $0.125 per share.  James T. Traicoff, Chief Financial Officer, was issued 100,000 shares of restricted common stock and granted a stock option for 75,000 shares of common stock at the exercise price of $0.125 per share. Robert A. Placek, Chairman of the Board, was granted a stock option for 25,000 shares of common stock at the exercise price of $0.1375 per share. The aggregate grant date fair value of the awards granted to each named executive officer were calculated in accordance with ASC 718 as follows: C. Troy Woodbury, Jr. - common stock award $7,300, restricted stock award $50,000; James Traicoff - common stock award $5,475, restricted stock award $12,500; and Robert A. Placek - common stock award $1,750. In addition, a tax reimbursement bonus related to the restricted stock awards was granted to C. Troy Woodbury, Jr. in the amount of $24,939 and to James Traicoff in the amount of $7,875. No options were exercised during fiscal 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of September 2, 2011.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert A. Placek(2)	25,000	—	—	.1375	12/05/2015	—	—	—	—
	50,000	—	—	2.21	12/15/2013	—	—	—	—
	153,000	—	—	1.29	7/22/2015	—	—	—	—
	84,150	—	—	1.00	1/22/2012	—	—	—	—

C. Troy Woodbury, Jr. (2)	100,000	—	—	.125	12/05/2015	—	—	—	—
C.	25,000	—	—	2.21	12/15/2013	—	—	—	—
	69,575	—	—	1.00	1/22/2012	—	—	—	—
	20,000	—	—	.84	3/04/2012	—	—	—	—

James Traicoff(2)	75,000	—	—	.125	12/05/2015	—	—	—	—

(1)	All options are 100% vested.
(2)
Effective October 9, 2009, C. Troy Woodbury, Jr. replaced Robert A. Placek as President and Chief Executive Officer of Wegener Corporation and WCI.  Mr. Placek remains Chairman of the Board of Wegener Corporation and WCI.  On that same date, James T. Traicoff was appointed Chief Financial Officer and Treasurer of Wegener Corporation.

Retention Agreements

On May 2, 2003, following the approval and recommendation of a committee of our Board consisting solely of independent directors, we entered into retention agreements with each named executive officer and certain other key employees. The retention agreements entitle our named executive officers, upon the occurrence of certain events, to certain severance payments. Under the terms of the retention agreements, a change in control generally means the following:

•	any person who is or becomes the beneficial owner of our securities representing 20% of more of the combined voting power of our then outstanding securities; or

•
during any period of two consecutive years, individuals who at the beginning of such period constitute our board of directors and any new director whose election by our board of directors or nomination by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were director at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors; or

•
the consummation of a merger or statutory share exchange of us with any other corporation, other than (1) a merger or statutory shares exchange that would result in our voting securities outstanding immediately prior thereto continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under one of our employee benefit plans, at least 75% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger or statutory share exchange, or (2) a merger of statutory share exchange effected to implement our recapitalization in which no person acquires more than 50% of the combined voting power of our then outstanding securities; or

•	our stockholders approve a plan for our complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets.

Under the terms of the retention agreements, a potential change in control generally means the following:

•	we enter into an agreement, the consummation of which would result in the occurrence of a change in control;

•	we or any person publicly announce an intention to take or to consider taking action which, if consummated, would constitute a change in control;

•
any person who is or becomes the beneficial owner of our securities representing 10% or more of the combined voting power of our then outstanding securities, increases such person’s beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date of the retention agreements; or

•	our board of directors adopts a resolution to the effect that, for purposes of the retention agreements, a potential change in control has occurred.

Upon the termination of the executive’s employment following a change in control we must pay the executive certain severance payments (as discussed below), unless the termination is (1) by us for cause, (2) by reason of death, disability or retirement, or (3) by the executive without good reason. If a termination occurs prior to a change in control, but following a potential change in control in contemplation of and relating to such change in control, such termination shall be deemed to have followed a change in control and to have been (1) by us without cause if the executive’s employment is terminated without cause at the direction of such person, or (2) by the executive with good reason if the executive terminates his employment with good reason and the act which constitutes good reason occurs following such potential change in control and at the direction of such person.

On September 29, 2008, we entered into an agreement, referred to in this proxy statement as the amended agreement, with one of our named executive officers, C. Troy Woodbury, Jr., who at that time was our Chief Financial Officer but is now our Chief Executive Officer. On September 29, 2008, we also entered into an agreement, referred to in this proxy statement as the new agreement, with one of our named executive officers, Robert A. Placek, who at that time was President and Chief Executive Officer of Wegener Corporation and WCI. Under the new agreement, the retention agreement with Mr. Placek entered into on May 2, 2003 was terminated. The new agreement, however, with Mr. Placek was itself terminated in connection with his resignation as President and Chief Executive Officer of Wegener Corporation and WCI on October 9, 2009.

The amended agreement with Mr. Woodbury amends provisions of the retention agreement entered into on May 2, 2003. Under the amended agreement, Mr. Woodbury has agreed to: (1) reduce the effective term of his retention agreement from 36 months to 24 months following a change in control; (2) resign from our board of directors or any board of directors of any of our subsidiaries, upon termination of employment and entitlement of payments under his retention agreements, if requested to do so by the Chairman of our board of directors; (3) reduce the size of his severance payment entitlement from 2.5 times annual base salary to 1.5 times annual base salary; (4) eliminate his entitlement to have us buy his options upon termination; and (5) reduce his period of entitlement to certain fringe benefits from 30 months to 18 months following termination of employment. All other provisions of the retention agreement remain unchanged.

The severance payments under the amended agreement for Mr. Woodbury include the following:

•
In lieu of further salary payments for periods subsequent to the date of termination and in lieu of any severance benefit otherwise payable, we must pay to the executive a lump sum severance payment, in cash, equal to the sum of: (1) the higher of (a) 1.5 times the executive’s annual base salary in effect immediately prior to the occurrence of the event upon which the notice of termination is based, or (b) 1.5 times the average of the executive’s annual base salary for the three years immediately prior to the occurrence of the event upon which the notice of termination is based; and (2) the higher of (a) 1.5 times the amount paid to the executive as an annual discretionary bonus in the year preceding the year in which the date of termination occurs, or (b) 1.5 times the average annual discretionary bonus paid to the executive in the three years preceding that in which the date of termination occurs; and

•
A lump sum amount, in cash, equal to the sum of (1) any annual discretionary bonus which has been allocated or awarded to the executive for a completed fiscal year preceding the date of termination but has yet been paid, and (2) a pro rata portion of an annual discretionary bonus for the fiscal year in which the date of termination occurs; and

•
For an 18 month period after the date of termination, we must arrange to provide the executive with life, disability, accident and health insurance benefits substantially similar to those which the executive is receiving immediately prior to the notice of termination.

The severance payments under the agreement for James T. Traicoff, our Chief Financial Officer and Secretary,  include the following:

•
In lieu of further salary payments for periods subsequent to the date of termination and in lieu of any severance benefit otherwise payable, we must pay to the executive a lump sum severance payment, in cash, equal to the sum of: (1) the higher of (a) 1.0 times the executive’s annual base salary in effect immediately prior to the occurrence of the event upon which the notice of termination is based, or (b) 1.0 times the average of the executive’s annual base salary for the three years immediately prior to the occurrence of the event upon which the notice of termination is based; and (2) the higher of (a) 1.0 times the amount paid to the executive as an annual discretionary bonus in the year preceding the year in which the date of termination occurs, or (b) 1.0 times the average annual discretionary bonus paid to the executive in the three years preceding that in which the date of termination occurs; and

•
A lump sum amount, in cash, equal to the sum of (1) any annual discretionary bonus which has been allocated or awarded to the executive for a completed fiscal year preceding the date of termination but has yet been paid, and (2) a pro rata portion of an annual discretionary bonus for the fiscal year in which the date of termination occurs; and

•
For a 12 month period after the date of termination, we must arrange to provide the executive with life, disability, accident and health insurance benefits substantially similar to those which the executive is receiving immediately prior to the notice of termination.

The payments must be made not later than the fifteenth day following the date of termination. In the event that any payment or benefit received by the executive in connection with and contingent on a change of control or the termination of the executive’s employment would not be deductible by us as a result of Section 280G of the Code, then, to the extent necessary to make the remaining portion of the payments deductible, the cash severance payments, to the extent still unpaid, will be reduced, all other non-cash severance payments, to the extent still unfurnished, will be reduced, and the executive will have no right to receive any payment or benefit in excess of those payments or benefits provided as reduced. We must also pay to the executive all legal and accounting fees and expenses incurred by the executive as a result of a termination that entitles the executive to severance payments.

Assuming (1) a change of control occurred on September 2, 2011, (2) the termination was by us without cause, (3) the termination was not by reason of death, disability or retirement, and (4) the termination was not by the named executive officer without good reason, the estimated payments would have been as follows:

Name	Lump Sum for Salary ($)	Lump Sum for Bonus Amounts ($)	Insurance ($)	Total ($)

C. Troy Woodbury, Jr.	215,886	—	16,498	232,384

James T. Traicoff	102,122	—	12,147	114,269

Director Compensation Table

The following table provides certain information concerning compensation for each non-employee director during the fiscal year ended September 2, 2011.  Robert A. Placek and C. Troy Woodbury, Jr., both of whom are members of our Board, have been omitted from this table since they receive no compensation for serving on our Board.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Thomas G. Elliot(3)	7,500	(4)	—	1,825	—	—	—	9,325

Stephen J. Lococo	8,400	(4)	—	1,825	—	—	—	10,225

Phylis A. Eagle-Oldson	8,100	(4)	—	1,825	—	—	—	9,925

Jeffrey J. Haas	7,700	(4)	—	1,825	—	—	—	9,525

(1)
Refer to “Financial Statements – Notes to Consolidated Financial Statements” included in our annual report on Form 10-K filed on November 15, 2011 for the relevant assumptions used to determine the valuation of our option awards.

(2)
The following are the aggregate number of options awards outstanding that have been granted to each of our directors as of September 2, 2011: Mr. Elliot(3) 54,800; Mr. Lococo 31,000; Ms. Eagle – Oldson 47,000; Mr. Haas 31,000.

(3)	Effective June 3, 2011,Thomas G. Elliot resigned his position as a member of the Board of Directors.
(4)	Represents fees earned but unpaid.

Each non-employee director is paid an annual retainer of $5,000, and for each meeting of our Board or any committee of our Board on which a non-employee director serves, such director is paid $1,000 for attendance in person and $300 for attendance by telephone conference. In addition, non-employee directors receive $300 for attending, whether in person or telephonically, any meeting of any working group of any committee of our Board.  Directors are also reimbursed for reasonable out-of-pocket expenses. Pursuant to our 1998 Incentive Plan, each non-employee director has in the past received an option to purchase 3,000 shares of common stock on the last business day of December of each year at an exercise price equal to the fair market value on such date. These options are exercisable for ten years. On January 1, 2008, our 1998 Incentive Plan expired. The 2010 and 2011 Incentive Plans do not include such a provision.   At September 2, 2011, total cumulative unpaid director fees were: Mr. Elliot $12,700; Mr. Lococo $15,400; Ms. Eagle – Oldson $14,500; Mr. Haas $16,500.

On December 6, 2010, pursuant to the 2010 Incentive Plan, the Compensation Committee authorized the issuance of common stock options to purchase 25,000 shares of stock to each of the four non-employee directors. The stock options are exercisable at an exercise price of $0.125, vest upon issuance and expire five years from the date of issuance. The aggregate grant date fair value of each of the awards was $1,825.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN
CONTROL PERSONS

David M. Placek is a Manager of Embedded Development employed by WCI. David M. Placek is the son of Robert A. Placek, Chairman of our Board and our former President and Chief Executive Officer. During the fiscal year ended September 2, 2011, David M. Placek received the following compensation from WCI: base annual salary of $96,920.

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving any transactions with related persons. Any financial transaction with any officer or director, or any immediate family member of any officer or director, would need to be approved by our Audit Committee prior to our company entering into such transaction. To assist us in identifying any transactions with related persons, each year we submit and require our officers and directors to complete questionnaires identifying any transactions with us in which any of our officers or directors, or their immediate family members, have an interest.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report, and the Compensation and Incentive Plan Committee Report shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

For the fiscal year ended September 2, 2011, our Audit Committee has reviewed and discussed the audited financial statements with management, has discussed with the independent registered public accountants the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and has received the written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent accountants the independence of the independent registered public accountants. Based on the foregoing meetings, reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements for fiscal 2011 be included in our annual report on Form 10-K for filing with the SEC.

Phylis A. Eagle-Oldson, Chairperson
Stephen J. Lococo
Jeffrey J. Haas

COMPENSATION AND INCENTIVE PLAN COMMITTEE REPORT

The compensation and incentive plan committee is responsible for the review and determination of the compensation of our Chief Executive Officer and our other executive officers.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based upon such review and discussion, the compensation and incentive plan committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Jeffery J Haas, Chairman
Phylis A. Eagle-Oldson
Steven J. Lococo

AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND
REPORT ON FORM 10-K

Additional information concerning us, including our financial statements, is provided in our 2011 annual report to stockholders (which includes our annual report on Form 10-K) that accompanies this proxy statement. Our annual report on Form 10-K for the year ended September 2, 2011, as filed with the SEC, is available to stockholders who make a written request therefore to Mr. James T. Traicoff, Chief Financial Officer, at our offices located at 11350 Technology Circle, Johns Creek, Georgia 30097. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents. These documents and other information may also be accessed from our website at www.wegener.com.

STOCKHOLDERS’ PROPOSALS FOR 2013 ANNUAL MEETING

Stockholders may submit proposals appropriate for stockholder action at our annual meeting consistent with the regulations of the SEC. Proposals by stockholders intended to be presented at the 2013 annual meeting must be received by us no later than August 20, 2012 in order to be included in our proxy materials for that meeting. Such proposals should be directed to Wegener Corporation, Attention: Corporate Secretary, 11350 Technology Circle, Johns Creek, Georgia 30097. In connection with the 2012 Annual Meeting, if we did not receive notice of a matter or proposal to be considered by August 20, 2011, then the persons appointed by our Board to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting, if such matter or proposal is raised at that annual meeting. Any such proposals must comply in all respects with the rules and regulations of the SEC.

GENERAL

The cost of this proxy solicitation will be paid by us. Solicitations will be made by mail but in some cases may also be made by telephone or personal call of our officers, directors or regular employees who will not be specially compensated for such solicitation. We will also pay the cost of supplying necessary additional copies of the solicitation material and our annual report to stockholders for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees, and upon request, we will pay the reasonable expenses of record holders for mailing such materials to the beneficial owners.

Management knows of no other matters to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure a required quorum, please sign, date and return your proxy promptly. In the event you are able to attend, we will, if you request, cancel the proxy.

By Order of the Board of Directors,

/s/ James T. Traicoff
James T. Traicoff
Secretary

December 21, 2011

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
WEGENER CORPORATION

Wegener Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.	The name of the corporation is Wegener Corporation.

2.
The Corporation’s Board of Directors has passed a resolution that the Certificate of Incorporation be hereby amended by amending and restating the first paragraph of Article Fourth of the Certificate of Incorporation, so that it reads in its entirety:

FOURTH:  CAPITAL STOCK.  The total number of shares of capital stock of all classes that the Company shall have authority to issue is 100,250,000 shares. The authorized capital stock is divided into 250,000 shares of Preferred Stock, par value $20 per share (hereinafter the “Preferred Stock”), and 100,000,000 shares of Common Stock, par value of $.01 per share (hereinafter the “Common Stock”).

3.	Said amendment was duly adopted by the Shareholders of the Corporation in accordance with the provisions of Sections 242 and 211 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the duly elected officer of the Corporation, has caused this Certificate of Amendment to be executed as of this      day of                     , 2012.

WEGENER CORPORATION

James T. Traicoff, Secretary

WEGENER CORPORATION

This Proxy is solicited on behalf of the Board of Directors for use at the 2012 Annual Meeting of Stockholders to be held on January 31, 2012 at 9:00 a.m., Eastern Standard Time.

The undersigned hereby appoints C. Troy Woodbury, Jr. and James T. Traicoff, and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Stockholders of Wegener Corporation (the “Company”) to be held on  January 31, 2012 at 9:00 a.m., local time, at the offices of the Company, 11350 Technology Circle, Johns Creek, Georgia 30097, and at any adjournments or postponements thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE NOMINEES REFERRED TO IN PROPOSAL (1), FOR THE PROPOSITIONS REFERRED TO IN PROPOSALS (2), (3), AND (4) AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY SUCH MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be signed and dated on reverse side)

☒ Please mark your vote as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

(1)	To elect the following nominees as Class II directors to serve until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified:

Jeffrey J. Haas                      Robert A. Placek

☐ FOR the nominees listed above	☐ WITHHOLD AUTHORITY to vote for the nominees
(except as indicated to the contrary below)

(To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) on the line below:)

(2)
To approve an amendment to the Wegener Corporation Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock from 30,250,000 shares to 100,250,000 shares, and to increase the number of shares designated as common stock from 30,000,000 to 100,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	To approve an advisory resolution on executive compensation.
☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	To ratify the appointment of Habif, Arogeti & Wynne, LLP as the Independent Registered Public Accounting Firm for the Company and its subsidiary for the fiscal year ending August 31, 2012.
☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned revokes all prior proxies to vote the shares covered by this proxy.

Signature

Signature

Date:
(When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If stockholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. For joint accounts, each joint owner should sign.)

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET
http://www.proxyvote.com

Use the Internet to vote your Proxy. Have your proxy card in hand when you access the website.

OR

TELEPHONE
1-800-690-6903

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed pre-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you signed, and returned your proxy card.

Important Notice regarding the Internet
availability of proxy materials for the Annual
Meeting of Stockholders

The Proxy Statement is available at:

http://www.proxyvote.com